EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Quaint Oak Bancorp, Inc.
Southampton, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159130) of Quaint Oak Bancorp, Inc. and its subsidiaries of our report dated March 26, 2010, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

                                                                                                                                                                                                                                /s/ ParenteBeard LLC
Allentown, Pennsylvania
March 26, 2010